Exhibit 5.1

August 24, 2006

Bluefly, Inc.
42 West 39th Street, 9th Floor
New York, NY 10018

Ladies and Gentlemen:

         On the date hereof, Bluefly, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), relating to the resale by certain stockholders of the Company of 110,665,647 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and 706,644 shares of the Company's Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock (the "Warrant Shares" and, together with the Shares, the "Registered Shares"). This opinion is an exhibit to the Registration Statement.

         We have acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Registered Shares as contemplated by the Registration Statement.

         In rendering the opinions set forth herein, we have examined executed originals, counterparts or copies of executed originals or counterparts of each of the documents referenced below:

         (a) the stock purchase, subscription and other agreements pursuant to which the Shares were issued;

         (b) the agreements evidencing the warrants pursuant to which the Warrant Shares will be issued;

         (c) the Company's Certificate of Incorporation, as presently in effect (the "Certified Charter");

         (d) the Company's Bylaws, as presently in effect (together with the Certified Charter, collectively, the "Certified Organizational Documents"); and

         (e) the minutes and other instruments (the "Minutes") evidencing actions taken by the Company's directors.

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Bluefly, Inc.
August 24, 2006
Page 2

         As to certain factual matters related to this opinion letter, we have relied upon the certificate of an officer of the Company.

         In rendering the opinions set forth herein, we have assumed, without independent verification or inquiry, the following:

                  (i) the authenticity of all documents submitted to us as originals;

                  (ii) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies;

                  (iii)    the genuineness of all signatures;

                  (iv) insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof; and

                  (v) that the Company has received consideration for the issuance of the Registered Shares (other than the Warrant Shares).

         Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "blue sky" laws of any state to the offer and/or sale of the Registered Shares).

         Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state laws, including securities laws, (i) the Registered Shares (other than the Warrant Shares) have been legally issued and are fully paid and non-assessable, and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the applicable warrant, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Registered Shares may be offered and sold. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding

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Bluefly, Inc.
August 24, 2006
Page 3

paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.


                                                              Very truly yours,

                                                              /s/ Dechert LLP

                                                              DECHERT LLP